Generex Receives NASDAQ
Non-Compliance Notice

Company Prepares to File Appeal

WORCESTER, MA, May 7, 2010 (GlobeNewswire) – Generex Biotechnology Corporation (NasdaqCM:GNBT, www.generex.com) today announced that on May 6, 2010 the Company was notified by the NASDAQ staff that the Company is not in compliance with the $1.00 minimum bid price requirement in Listing Rule 5550(a)(2) (the Company remains in compliance with all other listing maintenance requirements).  As a result, the Company’s common stock is subject to delisting from the NASDAQ Capital Market (in which event the stock will be eligible to trade on the OTC Bulletin Board (after approval of a market maker application to register and quote the security)).

The Company will request a hearing before a NASDAQ Listing Qualifications Panel.  The request will stay the delisting of the Company’s common stock pending the issuance of the Panel’s decision following the hearing.  The Panel has discretion to maintain the Company’s listing until November 2, 2010 (up to 180 days from the date of the delisting notification) (although there can be no assurances that the Panel will do so).

On May 4, 2010, the Company filed a preliminary proxy statement with the Securities and Exchange Commission in respect of the next annual meeting of the Company’s stockholders scheduled for July 28, 2010.  That proxy statement includes a reverse stock split proposal for the stockholders’ consideration.  If approved by the stockholders, a reverse stock split may be one of the options that will allow the Company to regain compliance with the minimum bid price requirement and thereby maintain the Company’s listing on the NASDAQ Capital Market.

“We wish to thank our long term stockholders for their continuing support,” said Anna Gluskin, the Company’s President & Chief Executive Officer.  “Management is devoted to securing the best interests of Generex thereby creating value for its stockholders.”

About Generex Biotechnology Corporation

Generex is engaged in the research, development and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  The Company's flagship product, oral insulin (Generex Oral-lyn™), which has been approved in India, Lebanon, Algeria, and Ecuador for the treatment of subjects with Type-1 and Type-2 diabetes, is in Phase III clinical trials at several sites around the world and has been approved for use in the USFDA’s expanded access Treatment Investigational New Drug program.  Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutics for the treatment of malignant, infectious, allergic, and autoimmune diseases.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.

Safe Harbor Statement

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including our statements related to the proposed reverse stock split and Generex’s ability to regain compliance with the NASDAQ Listing Rules.  These statements can be identified by introductory words such as “may,” “expects,” “anticipates,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  The risks and uncertainties involved include whether stockholders will approve the reverse stock split, whether the Panel will give Generex the maximum period in which to regain compliance, and whether the reverse stock split will have the anticipated effect of increasing the market price of Generex’s common stock.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contact:
American Capital Ventures, Inc.
Howard Gostfrand
1-877-918-0774

Media Contact:
Beckerman Public Relations
Angelene Taccini
201-488-0049